FOR IMMEDIATE RELEASE

ENDLESS YOUTH PRODUCTS, INC. COMPLETES
BERMUDA REDOMESTICATION TRANSACTION

Hamilton, Bermuda, February 1, 2001 -- Endless Youth Products, Inc. (OTCBB:EYPI.OB) announced today that that it is completing the previously announced reorganization in which the Company will become a wholly-owned subsidiary of a Bermuda holding company named Glengarry Holdings Limited and the shareholders of Endless Youth, Inc. will become the shareholders of Glengarry Holding Limited effective as of February 2, 2001. On February 2, 2001, shares of the holding company will trade under the symbol GLEN and the symbol EYPI will no longer be active.

This release does not constitute an offer of any securities for sale.